As filed with the Commission on May 24, 1996.
                                    REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                          ________________

                              FORM S-8
                       REGISTRATION STATEMENT

                               Under
                     The Securities Act of 1933
                          ________________

                  BINDLEY WESTERN INDUSTRIES, INC.
         (Exact name of issuer as specified in its charter)

       INDIANA                                    84-0601662
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

10333 NORTH MERIDIAN STREET, SUITE 300
INDIANAPOLIS, INDIANA                               46290
(Address of Principal Executive Offices)          (Zip Code)
                          ________________

                  BINDLEY WESTERN INDUSTRIES, INC.
                1993 STOCK OPTION AND INCENTIVE PLAN
                      (Full title of the plan)
                          ________________

                         WILLIAM E. BINDLEY
                       CHAIRMAN OF THE BOARD
               10333 NORTH MERIDIAN STREET, SUITE 300
                    INDIANAPOLIS, INDIANA 46290
              (Name and address of agent for service)

                           (317) 298-9900
   (Telephone number, including area code, of agent for service)

                             COPIES TO:
                      JAMES A. ASCHLEMAN, ESQ.
                          BAKER & DANIELS
               300 NORTH MERIDIAN STREET, SUITE 2700
                    INDIANAPOLIS, INDIANA 46204
                          ________________

                  CALCULATION OF REGISTRATION FEE

                                          Proposed maximum     Proposed maximum
Title of securities     Amount to be      offering price       aggregate               Amount of
to be registered        registered        per share (1)        offering price (1)      registration fee

Common Stock            1,500,000 shares   $16.625 (2)         $24,937,500 (2)         $8,600 (2)

  (1)It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Plan are to be offered at not less than the market value on the date options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan may be offered at any price.

  (2)Calculated pursuant to Rule 457(c) solely for the purpose of computing the registration fee, upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on May 20, 1996, which was $16.625 per share.
    The Registrant's Registration Statement on Form S-8 (Registration No. 33-64828) is incorporated herein by reference.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 16th day of May, 1996.

                                BINDLEY WESTERN INDUSTRIES, INC.


                                By               /s/ William E. Bindley
                                  William E. Bindley, President and Chairman of the Board


                       POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes William E. Bindley and Michael D. McCormick, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

 Signature                            Title                                          Date



/s/ William E. Bindley                Chairman of the Board and President            May 16, 1996
William E. Bindley                    (Principal Executive Officer); Director


/s/ Thomas J. Salentine                Executive Vice President and Chief Financial  May 16, 1996
Thomas J. Salentine                    Officer (Principal Financial and Accounting
                                       Officer); Director

/s/ K. Clay Smith                      Director                                      May 16, 1996
K. Clay Smith


/s/ Robert L. Koch, II                 Director                                      May 16, 1996
Robert L. Koch, II


/s/ James K. Risk, III                 Director                                      May 16, 1996
James K. Risk, III


/s/ J. Timothy McGinley                Director                                      May 16, 1996
J. Timothy McGinley


/s/ Michael D. McCormick               Director                                      May 16, 1996
Michael D. McCormick


                                       Director                                      May __, 1996
William F. Bindley, II


/s/ Keith W. Burks                     Director                                      May 16, 1996
Keith W. Burks


                                       Director                                      May __, 1996
Seth B. Harris


/s/ Thomas G. Slama, M.D.              Director                                      May 16, 1996
Thomas G. Slama, M.D.




                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1996 appearing on page F-1 of Bindley Western Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.



        /s/ Price Waterhouse LLP

Price Waterhouse LLP
Indianapolis, Indiana
May 22, 1996

                                INDEX TO EXHIBITS

                                                                Page No.
Exhibit                                                           This
 No.                  Description of Exhibit                     Filing

4-A       1(i) Amended and Restated Articles of Incorporation
            of Registrant

          2(ii) Amendment to Restated Articles of Incorporation increasing number of authorized shares

          3(iii) Amendment to Restated Articles of Incorporation establishing terms of Class A Preferred Stock

4-B       4(i) Restated By-Laws of Registrant, as last amended
            February 8, 1996

4-C       5(i) 1993 Stock Option and Incentive Plan of Registrant

           (ii) First Amendment to 1993 Stock Option and Incentive Plan

           (iii) Second Amendment to 1993 Stock Option and Incentive Plan

5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23 The written consent of Price Waterhouse LLP is contained in this Registration Statement at page 4.

_______________

1 The copy of this exhibit filed as exhibit number 3-A to the Company's
  Quarterly Report on Form 10-Q for the quarter ended June 30, 1987 is incorporated by reference.

2 The copy of this exhibit filed as exhibit number 4(a)(ii) to the Company's
  Registration Statement on Form S-3 (Registration No. 33-45965) is incorporated by reference.

3 The copy of this exhibit filed as exhibit number 1 to the Company's Quarterly
  Report on Form 10-Q for the quarter ended June 30, 1992 is incorporated by reference.

4 The copy of this exhibit filed as exhibit number 3-B to the Company's Annual
  Report on Form 10-K for the year ended December 31, 1995 is incorporated by reference.

5 The copy of this exhibit filed as exhibit number 10-E to the Company's Annual
  Report on Form 10-K for the year ended December 31, 1992 is incorporated by reference.